Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

METROS DEVELOPMENT CO., LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee (3)
Fees to be Paid	Equity	Common shares, no par value (1)	Rule 457(o)	—	—	$17,250,000	0.0001102	$1,900.95
Fees to be Paid	Equity	Representative’s Warrant to purchase common shares (4)	Rule 457(g)	—	—		—
Fees to be Paid	Equity	Common shares issuable upon exercise of the Representative’s Warrant (5)	Rule 457(g)	—	—	$1,207,500	0.0001102	$133.07
	Total Offering Amounts					$18,457,500		$2,034.02
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,034.02

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares registered hereby also include an indeterminate number of additional common shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of common shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	In accordance with Rule 457(g) under the Securities Act, because the common shares of the registrant underlying the Representative’s Warrant is registered hereby, no separate registration fee is required with respect to the Representative’s Warrant registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrant is exercisable at a per common share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is $1,207,500 which is equal to 100% of $1,207,500 (7% of the proposed maximum aggregate offering price for the common shares of $17,250,000). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional common shares that are issuable by reason of the anti-dilution provisions of the Representative’s Warrants.